BY-LAWS

                                       OF

                     JPMORGAN VALUE OPPORTUNITIES FUND, INC.


                                    ARTICLE I

                                     Offices

          Section 1. Principal Office. The principal office of the Corporation shall be ----------------- in the City of Baltimore, State of Maryland.

          Section 2. Other Offices. The Corporation may have such other offices in such -------------- places within and without the State of Maryland as the Board of Directors may from time to time determine.


                                   ARTICLE II

                            Meetings of Stockholders

                  Section 1. Annual Meeting. An annual meeting of the stockholders of the Corporation need not be held except where required by the laws of Maryland or The Investment Company Act of 1940. When such a meeting is required, or deemed desirable by the Board of Directors, it shall be held on a designated day in April or such other time as may be set by the Board of Directors from time to time. Any business of the Corporation may be transacted at such meeting without being specifically designated in the notice unless required by statute to be stated in the notice.

                  Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, the Chairman of the Board, the President, or on the written request of the holders of at least 25% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

                  Section 3. Place of Meetings. The annual meeting and any special meeting of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

                  Section 4. Notice of Meetings; Waiver of Notice. Written or printed notice of every annual or special meeting of stockholders stating the time and place thereof and the purpose or purposes of each special meeting shall be delivered personally or mailed not less than ten nor more than ninety days prior thereto to each stockholder of record entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting at his address as the same appears on the books of the Corporation. Meetings may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting or, if notice is waived in writing either before or after the meeting, by those not present or represented at the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

                  Section 5. Quorum. At every meeting of the stockholders, the holders of record of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum, except as otherwise provided by law. If at any meeting there shall be no quorum, the holders of record of a majority of the shares of stock present in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable law, the Articles of Incorporation, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

                  Section 6. Organization; Order of Business. At each meeting of the stockholders, the Chairman of the Board or, in the event of his absence or inability or refusal to act, the President, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
                  The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

                  Section 7. Voting. Except as otherwise provided by law or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 8 of this Article or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.
                  Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Every proxy shall be in writing signed by the shareholder or the shareholder's authorized agent. Signing may be accomplished by the shareholder or the shareholder's authorized agent signing the proxy or causing the shareholder's signature to be affixed to the proxy by any reasonable means, including facsimile signature. A shareholder may also authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. A copy, facsimile telecommunication or other reliable reproduction of the writing or the transmission referred to herein may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

                  Section 8. Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety nor less than ten days before the date of the meeting of the stockholders. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof.
                  Section 9. Registered Ownership. The Corporation shall be entitled to recognize the exclusive right of a person registered to vote as the shareholder of record, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the Maryland General Corporation Law.

                  Section 10. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

                  Section 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by law or the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.


                                   ARTICLE III

                               Board of Directors

                  Section 1. General Powers. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the stockholders exclusively.

                  Section 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be less than the minimum number required by the Maryland General Corporation Law nor more than fifteen. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless such director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be stockholders.

                  Section 3. Election and Term of Directors. Directors shall be elected annually, by written ballot at the annual meeting of stockholders or a special meeting held for that purpose. The term of office of each director shall be from the time of his election and qualification until the annual election of directors next succeeding his election and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation, provided, however, that the Board is authorized to establish a mandatory retirement age for Directors.

                  Section 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 5. Removal of Directors. Any director of the Corporation may be removed, with or without cause, by the stockholders by a vote of a majority of the votes entitled to be cast for the election of directors at any meeting of stockholders, duly called and at which a quorum is present.

                  Section 6. Vacancies. Subject to the provisions of the Investment Company Act of 1940, as amended, any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of directors, or any other cause, shall be filled by a vote of the majority of the Board of Directors then in office even though such majority is less than a quorum, provided that no vacancies shall be filled by action of the remaining directors if after the filling of said vacancy or vacancies less than two-thirds of the directors then holding office shall have been elected by the stockholders of the Corporation. In the event that at any time there is a vacancy in any office of a director which vacancy may not be filled by the remaining directors, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty days, for the purpose of filling said vacancy or vacancies. Any directors elected or appointed to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor shall have been chosen and qualifies or until his earlier resignation or removal.

                Section 7. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

                Section 8. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined by the Board of Directors.

                Section 9. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

                Section 10. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held as soon as practicable after the meeting of stockholders at which the directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

               Section 11. Notice of Special Meetings. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone or any standard form of telecommunication, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

               Section 12. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

               Section 13. Quorum and Voting. One third of the members of the entire Board (but not less than two directors) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by the Articles of Incorporation, these By-Laws, the Investment Company Act of 1940, as amended, or other law, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

              Section 14. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by the means constitutes presence in person at a meeting.

              Section 15. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

              Section 16. Compensation. Directors may receive compensation and reimbursement for expenses for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board. No provision in the By-Laws shall be construed to preclude any director from serving the Corporation in any other capacity or from receiving compensation therefor.


                                   ARTICLE IV

                                   Committees

                  Section 1. Executive Committee. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of two or more of the directors of the Corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters as may be lawfully delegated by the Board.
                  The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board.

                  Section 2. Other Committees of the Board. The Board of Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other committees of the Board, each such committee to consist of two or more directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.

                  Section 3. General. A majority, but not less than two of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent of disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.



                                    ARTICLE V

                         Officers, Agents, and Employees

                  Section 1. Number, Qualifications, and Election. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, an Executive Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more other Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Executive Vice President or any other Vice President, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-laws. The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

                  Section 2. Removal and Resignation. An officer, agent, or employee of the Corporation may be removed with or without cause at any time by the vote of a majority of the Board of Directors. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if not specified, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective.

                  Section 3. Vacancies. A vacancy in any office, whether arising from death, resignation, removal, or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant in the manner prescribed in these By-Laws for the regular election or appointment to such office.

                 Section 4. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

                  Section 5. Bonds or Other Security. If required by the Board, any officer, agent, or employee of the Corporation shall give a bond or other security for the faithful performance of his duties in such amount and with such surety or sureties as the Board may require.

                  Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders and shall see that all orders and resolutions of the Board are carried into effect and perform such other duties as the Board of Directors may prescribe. The Vice Chairman shall assume such duties in the absence of the Chairman.

                  Section 7. President. In the absence of the Chairman and the Vice Chairman of the Board or in the event of their inability or refusal to act, the President shall preside at all meetings of the stockholders and of the Board of Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.

                  Section 8. Executive Vice President. The Executive Vice President shall, in the absence of the President or in the event of his inability or refusal to act, have the powers of, and be subject to all of the restrictions upon, the President. The Executive Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 9. Other Vice Presidents. Each other Vice President shall have such other powers and perform such other duties, and have such additional descriptive designations in his title (if any) as the Board of Directors may from time to time prescribe.

                  Section 10. Secretary.  The Secretary shall

                    (a) keep or cause to be kept in one or more  books  provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

                    (b) see that all notices are duly given in  accordance  with the provisions of these By-Laws and as required by law;

                    (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                    (d) see that the books, reports,  statements,  certificates, and other documents and records required by law to be kept and filed are properly kept and filed; and

                    (e) in  general,  perform  all the  duties  incident  to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

                  Section 11. Treasurer.  The Treasurer shall

                    (a) have charge and custody of, and be responsible  for, all the funds and securities of the Corporation, except those that the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934, as amended), pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation;

                    (b)  keep  full  and  accurate   accounts  of  receipts  and
               disbursements  in books belonging to the  Corporation;

                    (c) cause all moneys and other  valuables to be deposited to the credit of the Corporation;

                    (d) receive,  and give receipts for,  moneys due and payable to the Corporation from any source whatsoever;

                    (e) disburse the funds of the  Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

                    (f) in  general,  perform  all the  duties  incident  to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

                Section 12. Assistant Officers. The Assistant Vice Presidents shall have such duties as may from time to time be assigned to
them by the   Board  of Directors or the President.  The Assistant Secretaries
shall have such duties as may from time to time be assigned to them by the Board of Directors or the Secretary. The Assistant Treasurers shall have such duties as may from time to time be assigned to them by the Board of Directors or the Treasurer. Section 13. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for a specific time the powers or duties or any of them of such officer upon any other officers or upon any Director.


                                   ARTICLE VI

                                  Capital Stock

                  Section 1. Shares Represented by Certificates. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him, provided, however, that certificates for fractional shares shall not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still in office on the date of issue.

                  Section 2. Lost, Destroyed, or Stolen Certificate. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, mutilated, or destroyed except upon production of such evidence of the loss, theft, mutilation, or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

                  Section 3. Transfer of Shares. Transfers of shares for which certificates have been issued shall be made only upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, whereupon the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books. Transfer of shares for which certificates have not been issued shall be made upon delivery to the Corporation or the transfer agent of the Corporation of instructions for transfer or evidence of assignment or succession, in each case executed in such manner and with such supporting evidence as the Corporation or transfer agent may reasonably require.

                  Section 4. Stock Regulations. The Board of Directors shall have authority to make such other rules and regulations not inconsistent with these By-Laws concerning the issue, transfer, and registration of certificates representing shares of the Corporation as it may deem expedient.

                  Section 5. Record Date and Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a divided, or be allotted other rights. The record date shall not be more than ninety days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

                  Section 6. Books of Account and Record of Stockholders. There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation.

  Section 7. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual reports, and voting trust agreements on file at its principal executive office.


                                   ARTICLE VII

                           Depositories and Custodians

                  Section 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors may from time to time determine.

                  Section 2. Custodians. All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.


                                  ARTICLE VIII

                            Execution of Instruments

                  Section 1. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

                  Section 2. Sale or Transfer of Securities. Stock certificates, bonds, or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred, or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred, or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.


                                   ARTICLE IX

                         Independent Public Accountants

                  The firm of independent public accountants that shall sign or certify the financial statements of the Corporation that are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and ratified by the shareholders in accordance with the provisions of the Investment Company Act of 1940, as amended.


                                    ARTICLE X

                                      Seal

                  The seal of the Corporation shall be circular in form and bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation, and the words "Corporate Seal" and "Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                   ARTICLE XI

                              Amendment of By-Laws

                  The Board of Directors shall have the power and authority to amend, alter, or repeal these By-Laws or any provision thereof, and may from time to time make additional By-Laws.


                                   ARTICLE XII

              Indemnification of Directors, Officers, and Employees

                  The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
                  In connection with any such indemnification, the Corporation shall comply with Securities and Exchange Commission Investment Company Act Release Nos. 7221 and 11330.

                                          As amended December ___, 2001